Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of WhiteFiber, Inc. (the “Company”) of our reports dated May 5, 2025, relating to the financial statements of WhiteFiber Business of Bit Digital, Inc. and the financial statements of Enovum Data Centers Corp., which appear in the Registration Statement on Amendment No. 3 to Form S-1 filed by Company with the Securities and Exchange Commission on August 1, 2025.

/s/ Audit Alliance LLP

August 8, 2025

Singapore